UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORMAN CAY DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-2616571
(State of incorporation or organization)	(IRS Employer Identification No.)

2817 NE 32 Street, #201 Fort Lauderdale, FL	33306
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Name of Each Exchange on Which
To Be So Registered	Each Class Is to Be Registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-167284

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.  Description of Registrant's Securities to Be Registered.

Norman Cay Development, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-167284) and filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2010.

Item 2.  Exhibits.

Exhibit Number		Description of Document

3.1		Articles of Incorporation of Norman Cay Development, Inc. (1)

3.2		Bylaws of Norman Cay Development, Inc. (1)

	(1)	Previously filed with the Registration Statement on Form S-1 (File No. 333-167284) filed with the Securities and Exchange Commission on June 3, 2010 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 15, 2012		Norman Cay Development, Inc.

	By:	/s/Dean Huge
Dean Huge Chief Financial Officer